Exhibit 3.3

BYLAWS

OF

IMMUDYNE, INC.

ARTICLE I

OFFICES

1.1           Registered Office.        The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

1.2           Other Offices.                The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

2.1           Place of Meetings.         Meetings of Stockholders for any purpose shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2           Annual Meetings.         An annual meeting of Stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. Any other proper business may be transacted at the annual meeting. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

2.3           Special Meetings.         Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of Stockholders for any purpose(s) may be called by the Board of Directors or the Chairman of the Board of Directors, and shall be called by the Chairman of the Board of Directors upon written notice of demand by the President of the Corporation or by the holder(s) of at least 25% of the outstanding voting shares of the Corporation. Within 30 days after receipt of such written notice of demand from the President or the required number of holder(s), the Chairman of the Board shall cause a special meeting of the Stockholders to be called and held on notice no later than 90 days after receipt of the demand. Only the business specified in the notice of the special meeting may be transacted at such meeting.

2.4           Notice of Meeting; Waiver of Notice.         Whenever Stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall.be given to each Stockholder of record entitled to vote thereat, and such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Notice need not be given to any Stockholder who submits a written waiver of notice, signed by such Stockholder, whether before or after the time stated therein. Further, except when a Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened, presence of a Stockholder, in. person or represented by proxy, shall also constitute a waiver of notice of such meeting.

2.5           Adjournments.         Any meeting of Stockholder, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6           Quorum.         At each meeting of Stockholders, except when provided otherwise by law, the Certificate of Incorporation or these Bylaws, the holders of a minority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the Stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum shall be present in person or by proxy.

2.7           Organization.           Meetings of the Stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the President or by any Vice President, or, in the absence of all of such officers, by a chairman chosen by a majority of the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, or, in his absence, any Assistant Secretary or person chosen by the person presiding over the meeting, shall act as Secretary of the meeting.

2.8           Voting; Proxies.         Unless otherwise provided by the Certificate of Incorporation, each Stockholder of record, as determined in accordance with Section 2.9, shall be entitled to one vote, in person or by proxy, for each share of stock registered in his name on the books of the Corporation at any meeting of the Stockholders. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Unless the Certificate of Incorporation or these Bylaws provide otherwise, voting at meetings of Stockholders for the election of directors need not be by written ballot, unless the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote in such election, present in person or by proxy, shall so demand. At all meetings of Stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any nominee. Unless provided otherwise by law, the Certificate of Incorporation or these Bylaws, all other elections and questions shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon, present in person or by proxy at the meeting.

2.9           Fixing Date for Determination of Stockholders of Record.         In order that the Corporation may determine the Stockholders entitled (a) to notice of, to vote at, any meeting of Stockholders or any adjournment thereof; (b) to express consent to corporate action in writing without a meeting; (c) to receive payment of any dividend or other distribution or allotment of any rights; or (d) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any such action. If no record date is fixed: (1) the record date for determining Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner thereof for all purposes, including voting, receipt of dividends, and when applicable, liability for calls and assessments, and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the Corporation shall have express or other notice thereof.

2.10         List of Stockholders Entitled to Vote.         The Secretary shall make available, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and made available, for the duration of the meeting, at the time and place of the meeting and may be inspected by any Stockholder present thereat. The stock ledger shall be the only evidence of the identity of the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

2.11         Action by Consent of Stockholders. Any action by the Stockholders may be taken at an annual or special meeting, with prior notice and a vote, or, in lieu thereof, may be taken without a meeting, without prior notice and without a vote if a written consent or consents, setting forth the action taken, shall be signed by the holders of no less than the number of shares of capital stock required to authorize or take such action at an annual or special meeting of the stockholders. Such written consents will only be effective to take the authorized action if, within sixty days of the earliest dated consent, the holders of a sufficient number of shares of capital stock to take the authorized action are delivered to the Corporation at its principal place of business. The Corporation must give prompt written notice of such authorized action taken without at a meeting of the stockholders to all holders who did not sign a written consent to the authorization of such action.

2.12         Voting Rights; Prohibition of Cumulative Voting for Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Stockholders. No Stockholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

ARTICLE III

BOARD OF DIRECTORS

3.1           General Powers.         The property, affairs and business of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may take all lawful action which law, the Certificate of Incorporation or these Bylaws does not require to be taken by the Stockholders.

3.2           Number; Election.         Directors need not be Stockholders or residents of the State of Delaware. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than two members nor more than 15 members. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Directors shall serve until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Except as otherwise provided in Section 3.4 of these Bylaws, each position on the Board of Directors shall be filled by election at the annual meeting of Stockholders. Any such election shall be conducted in accordance with Section 2.12 of these Bylaws. Each person elected a director shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with Section 3.6 of these Bylaws.

3.3           Quorum and Manner of Action.         Except as may be otherwise specifically provided by law, by the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the total number of directors holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at such adjourned meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.4           Vacancies.         Except as otherwise provided by law or the Certificate of Incorporation, in the case of any increase in the authorized number of directors or of any vacancy in the Board of Directors, however created, the additional director(s) may be elected, or, as the case may be, the vacancy may be filled, by majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. In the event one or more directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Any director elected or chosen as provided herein shall serve until his successor is elected and qualified or until his earlier resignation or removal.

3.5           Resignations.           A director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a certain effective date is specified therein, and in which case, the resignation will be effective upon such date. Acceptance of any resignation by the Corporation shall not be necessary for its effectiveness.

3.6           Removal.         A director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote in the election of directors. At the meeting at which such director(s) are removed, the Stockholders may elect new director(s) in accordance with the provisions of these Bylaws to fill a vacancy or vacancies caused by the removal of such director(s). In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the directors as provided in Section 3.4.

3.7           Regular Meetings.         Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

3.8           Special Meetings.         Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or by the Secretary on the written request of one-third of the directors, such request stating the purpose(s) of the special meeting, with 2 days’ notice to each director either personally, by mail, telegram, telegraph, wireless, telephone or verbally. Personal delivery shall include written notice delivered by a nationally recognized overnight delivery service or telecopy. Neither the business to be transacted at nor the purpose of such meeting need be specified in the notice or waiver of notice of such meeting. Unless provided otherwise by law, the Corporation’s Certificate of Incorporation or these Bylaws, any business which may properly be conducted by the Board of Directors may be conducted at a special meeting of the Board of Directors.

3.9           Telephonic Meetings Permitted.         Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

3.10         Organization; Place of Meetings.         Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or, in his absence, by the President, or, in his absence, by a chairman chosen by a majority of the directors present at the meeting. The Secretary shall act as Secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as Secretary of the meeting. The Board of Directors may hold their meetings, have one or more offices, and keep the books of the Corporation within or without the State of Delaware.

3.11         Action by Consent of Directors.         Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and such written consents are filed with the minutes of proceedings of the Board of Directors or of such committee.

3.12         Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors, may receive a fixed annual fee and/or other annual compensation and/or fees and expenses, if any, of attendance at any Board of Director meetings. These Bylaws, however, shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed additional compensation for their service and expenses.

3.13         Presumption of Assent.         Any director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right toe dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

COMMITTEES

4.1           Committees.  The Board of Directors may, by resolution passed by a majority thereof, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by the Delaware General Corporation Law (the “DGCL”), fix any of the preferences or rights of the shares), adopt an agreement of merger or consolidation, recommend the sale of all or substantially all the Corporation’s property and assets to the Stockholders, recommend a dissolution of the Corporation or a revocation of dissolution to the Stockholders, or amend these Bylaws; provided further, that unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

4.2           Executive Committee.         The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Corporation. Such executive committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may be resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of directors fixed by the Bylaws whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby.

4.3           Advisory Committees.         The Board of Directors may for its convenience, and at its discretion, appoint one or more advisory committees of two or more directors each; but, no such advisory committees shall have any power or authority except to advise the Board of Directors, any such committee shall exist solely at the pleasure of the Board of Directors, and no member of any such committee shall receive any compensation for such membership except by way of reimbursement for reasonable expenses actually incurred by him by reason of such membership.

4.4           Minutes.         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.5           Vacancies.         The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless an alternate has been designated by the Board of Directors and is present at such meeting, in the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

ARTICLE V

OFFICERS

5.1           Executive Officers; Election; Qualifications; Salaries.         The Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person, except that the President shall not hold the office of Secretary. The Board of Directors may tilt the salaries of all officers and agents of the Corporation from time to time by duly adopted resolution.

5.1           Term. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal.

5.3           Resignation; Removal; Vacancies. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may, by majority vote, remove any officer, with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

5.4           Powers and Duties of Executive Officers Generally.         The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed herein or by resolution of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

5.5           Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be prescribed from time to time by the Corporation’s Board of Directors.

5.6           President. The President shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject however, to the control of the Board of Directors. He shall at each annual meeting, and from time to time, report to the Stockholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Corporation may require to be brought to the notice of such persons. He may sign, with the Secretary or an Assistant Secretary, any or all certificates of stock of the Corporation. He shall preside at all meetings of the Stockholders, shall sign and execute in the name of the Corporation (i) all contracts or other instruments authorized by the Board of Directors, and (ii) all contracts or instruments in the usual. and regular course of business, except in cases when the signing and the execution thereof shall be expressly delegated or permitted by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or as are prescribed by these Bylaws.

5.7           Vice Presidents.         At the request of the President, or in his absence or disability, the Vice Presidents, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The Vice Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the President. A Vice President may sign, with the Secretary or Assistant Secretary, certificates of stock of the Corporation.

5.8           Secretary.         The Secretary shall keep the minutes of all meetings of the Stockholders, of the Board of Directors, and of the executive and any other committees, if any, of the Board of Directors. in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general, shall perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the president from time to time may assign to or confer on him.

5.9           Treasurer.         The Treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

5.10         Assistant Officers.         Any Assistant Secretary or Assistant Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

5.11         Salaries.         The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

5.12         Bonds of Officers.         The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

5.13         Delegation.         The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE VI

CAPITAL STOCK

6.1           Certificates.         Certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with law or the Certificate of Incorporation as shall be approved by the Board of Directors. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, such certificate certifying the number of shares owned by him in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge a copy of the powers, designations, preferences and relative. participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to each stockholder who so requests.

6.2           Stock Certificate Book and Stockholders of Record.         The Secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of Stockholders as they appear on the stock certificate book shall be the official list of Stockholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

6.3           Stockholder’s Change of Name or Address.         Each Stockholder shall promptly notify the Secretary of the Corporation, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the Stockholder from that as it appears upon the official list of Stockholders of record of the Corporation. The Secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of Stockholders of record.

6.4           Transfer Agent and Registrar.         The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

6.5           Fractional Shares.         Only whole shares of the capital stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

6.6           Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.         The Corporation may issue a new certificate of capital stock in the place of any certificate theretofore issued by it, which certificate is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.7           Transfer of Stock.         Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the registered owners thereof, or by their legal representatives or their duly authorized attorneys. Upon any such transfers, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, by whom they shall be cancelled and new certificates shall thereupon be issued.

ARTICLE VII

INDEMNIFICATION

7.1           Mandatory Indemnification.         Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative. arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or statute permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense. liability and loss (including, without limitation, court costs and attorneys’ fees. judgments, fines, excise taxes or penalties, and amounts paid or to he paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of a quorum of disinterested directors, the Stockholders or legal counsel through a written opinion determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and in the ease of a criminal Proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such Indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section 7.1 include, but are not limited to, the convening of any meeting and the consideration thereat of any matter which is required by statute to determine the eligibility of any person for indemnification.

7.2           Prepayment of Expenses.         Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under Section 7.1 of this Article VII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

7.3           Vesting.         The Corporation’s obligation to indemnify and to prepay expenses under Sections 7.1 and 7.2 of this Article VII shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the Certificate of Incorporation or Bylaws of the Corporation, no action taken by the Corporation, either by amendment of the Certificate of Incorporation or these Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 7.1 and 7.2 of this Article in which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

7.4           Enforcement.         If a claim under Section 7.1 or Section 7.2 or both Sections 7.1 and 7.2 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

7.5           Nonexclusive.         The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Corporation’s Certificate of Incorporation, other provisions of these Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

7.6           Permissive Indemnification.         The rights to indemnification and prepayment of expenses which are conferred on the Corporation’s directors and officers by Sections 7.1 and 7.2 of this Article VII may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

7.7           Insurance.         The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation’s Certificate of Incorporation, the provisions of this Article VII, the DGCL or other applicable law.

ARTICLE VIII

MISCELLANEOUS

8.1           Dividends.         Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation’s own shares, but only out of the surplus of the Corporation, except as otherwise allowed by law.

Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

8.2           Statement of Business Condition.         The Board of Directors shall present at each annual meeting and at any special meeting of the Stockholders when called for by vote of the Stockholders, a full and clear statement of the business and condition of the Corporation.

8.3           Checks.         All checks or demands for money and notes of the Corporation shall be signed by such officer(s) or such other person(s) as the Board of Directors may from time to time designate.

8.4           Contracts.         The President shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the usual and regular course of business, and in addition the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

8.5           Fiscal Year.         The fiscal year of the Corporation shall end on such date as the Board of Directors shall from time to time establish by resolution.

8.6           Depositories.         All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

8.7           Endorsement of Stock Certificates.         Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation’s own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the President or any Vice President; and such endorsement may be attested or witnessed by the Secretary or any Assistant Secretary either with or without the affixing thereto of the corporate seal.

8.8           Seal.         The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

8.9           Interested Directors, Quorum.         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

8.10         Books and Records.         The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of the shares held by each.

8.11         Amendment of Bylaws.         The Board of Directors is authorized to alter, amend, repeal or rescind these Bylaws or adopt new Bylaws of the Corporation. These Bylaws may also be altered, amended, repealed or rescinded or new Bylaws may be adopted by the Stockholders, even though the Board of Directors have the same powers.

Adopted by the Board of Directors
on June 21, 1994

/s/ Martha H. Gibson
Martha H. Gibson
Secretary